UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2008
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.

Departure of Brian Bayley as Director

Effective November 21, 2008, Mr. Brian Bayley resigned as a Director of the Registrant.  Mr. Bayley resigned due to personal reasons and he had no disputes, claims, or issues with the Registrant.

2.

Appointment of Daniel Wolfus and Frank Yu as Directors

Effective November 21, 2008, the Registrant’s Board of Directors has appointed Daniel Wolfus, 62, and Frank Yu, 59, as Directors of the Registrant.

Daniel Wolfus joins the Board of Midway with over 28 years of investment banking experience, firstly with E.F. Hutton & Co., where Mr. Wolfus rose to become partner and Senior Vice President in charge of the West Coast Corporate Finance Department, followed by his tenure as Chairman, CEO and chief organizer of Hancock Savings Bank in Los Angeles. During his term with Hancock Savings, the bank grew to five branches and $225 million in assets before it was sold in 1997. Mr. Wolfus is currently a director of MD Cowan and Co., a manufacturer of oil drilling equipment, and of Platoro West Holdings Inc., a mineral exploration company traded on the Canadian Trading & Quotation System.  Mr. Wolfus also serves in various charitable and non-profit organizations in the United States.

Frank S. Yu is a private investor who has been a senior engineering executive with over 20 years of increasingly responsible technical and management positions in major, as well as, start up computer and communications companies. He earned a Ph.D in Computer Science at Stanford University and has been involved with both communication and computer server companies which were later taken public.

Mr. Wolfus replaced Mr. Bayley on Midway’s Audit Committee and Corporate Governance and Nominating Committee.  Mr. Yu has been appointed along with Brian McAlister to Midway’s Compensation Committee.  All  three of Midway’s Board committees now have three independent board members.

There are no family relationships between Mr. Wolfus and Mr. Yu and any of the Registrant’s other directors or officers.  Neither Mr. Wolfus, Mr. Yu nor any of their family members had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of the Registrant’s last financial year, or in any currently proposed transaction, in which the amount involved in the transaction exceeded or exceeds $120,000.

Item 7.01. Regulation FD Disclosure.

On November 21, 2008, Midway Gold Corp. issued a press release announcing the resignation of Mr. Bayley and the appointments of Mr. Wolfus and Mr. Yu as described in Item 5.02.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)  Press Release dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: November 25, 2008	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary